PROVIDIAN FINANCIAL CORPORATION
                             1997 STOCK OPTION PLAN
                                   UK SUB-PLAN

                                       and

                             FIRST AMENDMENT TO THE
                         PROVIDIAN FINANCIAL CORPORATION
                             1997 STOCK OPTION PLAN
                     (As Amended and Restated June 4, 1997)



                           As adopted on May 11, 1999


1.   Article 1: Background and Purpose

1.1 The Providian Financial Corporation 1997 Stock Option Plan ("Plan") as amended and restated on June 4, 1997 was adopted and is maintained by Providian Financial Corporation ("Company").

1.2 This document constitutes the additional provisions (the "UK Sub-Plan") that are to be read in conjunction with the Plan and are applicable to those Participants under the Plan who are liable to Schedule E income tax in the United Kingdom. This UK Sub-Plan was adopted by the Company on May 11, 1999, as an amendment to the Plan.

1.3 The purpose of this UK Sub-Plan is to advance the interest of the Company by enabling it and its operating companies to attract and retain the best available personnel for positions of substantial responsibility in the United Kingdom and to provide key directors and employees of the Company and its operating companies, in the United Kingdom, with an opportunity for investment in the Company; thereby giving them an additional incentive to increase their efforts on behalf of the long term success of the Company and its operating companies.

2.   Article 2: Definition and Construction

2.1 All terms used in this UK Sub-Plan shall have the meaning ascribed to them in the Plan, and if not defined in the Plan, shall be given their normal and ordinary meaning except that:

     (a) "Employee" shall mean an individual who is a full-time or part-time employee of the Company or a subsidiary, including an employee who is also a member of the Board, who in any such case is liable to Schedule E income tax in the United Kingdom.

     (b) "NQSOs" shall mean a United Kingdom share option scheme which has not received the approval of the Inland Revenue for the purposes of
          Section 185 Income and Corporation Taxes Act 1988.

     (c) "UK Sub-Plan" shall mean the provisions contained herein to be known as the Providian Financial Corporation 1997 Stock Option Plan UK Sub-Plan, as the same may be amended from time to time.

2.2 Any references to the ISOs in the Plan shall be ignored for the purposes of this UK Sub-Plan.

3.   Article 3: Incorporation of Plan

This UK Sub-Plan shall be ancillary and secondary to the Plan, and the provisions of this UK Sub-Plan shall be applicable to any Participant who has or shall have a liability to United Kingdom Schedule E income tax in respect of his or her Option, in which case the provisions of this UK Sub-Plan shall equally apply as well as the provisions of the Plan under which the Option was granted. For the avoidance of doubt, this UK Sub-Plan does not apply to any Participants who do not have a United Kingdom Schedule E income tax liability in respect of their Option.

4.       Article 4: Withholding

4.1 A Participant shall indemnify and keep indemnified, the Company and any subsidiaries of the Company (collectively the "Group"), on demand in respect of any income tax or primary Class I National Insurance contribution for which any such company is liable to account to the Inland Revenue under the Pay-As-You-Earn ("PAYE") system and for which it would not have been liable to account but for the Participant's participation in the Plan (save to the extent that any such company has already recovered any such income tax or National Insurance contribution by deduction under the PAYE system).

4.2 Any company in the Group shall be entitled, if it wishes, to deduct and retain any amount to which it is entitled under this Article 4 from any payment which is due from it to the Participant.

4.3 The Company (in its own right and as trustee for any other company in the Group) shall have a lien over any Shares, whether fully or partly paid, which have been issued, or are to be issued, to a Participant as security for an amount to which any company in the Group is entitled under this
     Article 4 from the Participant. The Company shall be entitled to register in the names of such nominee for the Participant as the Company shall direct such number of shares to be issued upon exercise of the Option as the Company determines will have sufficient value, after taking into account any expenses of sale, to cover any amount under this Article 4, such shares (the "Indemnity Shares") to be held by the nominee on the following basis:

     4.3.1     if the  Participant  makes full payment of any sum due under this
               Article 4 within 30 days of written demand therefor being made by the Company, the Indemnity Shares shall be re-registered in the Participant's name; and

     4.3.2 if the Participant does not make payment as specified above, then the nominee shall be authorised and instructed to sell such number of the Indemnity Shares as the Company may direct be sold and shall account to (a) the relevant company for the proceeds of sale up to the amount required to satisfy the Participant's liability under this Article 4 and (b) the Participant for any balance of any said proceeds after deducting any expenses of sale.